UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024 (April 17, 2024)

RenovoRx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40738	27-1448452
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4546 El Camino Real, Suite B1

Los Altos, CA 94022

(650) 284-4433

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 17, 2024, RenovoRx, Inc. (the “Company”) received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company has evidenced compliance with all applicable criteria for continued listing on The Nasdaq Capital Market, including the $2.5 million minimum stockholders’ equity requirement. Accordingly, the Company’s previously disclosed listing deficiency has been remedied and the previously scheduled hearing before the Nasdaq Hearings Panel on this matter has been cancelled.

On April 18, 2024, the Company issued a press release announcing its receipt of the Nasdaq determination of compliance. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit
99.1	Press Release, dated April 18, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenovoRx, Inc.

Date: April 18, 2024	By:	/s/ Shaun Bagai
	Name:	Shaun R. Bagai
	Title:	Chief Executive Officer